Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS PRICES PUBLIC OFFERING OF PREFERRED STOCK

DALLAS, November 13, 2018 — Braemar Hotels & Resorts Inc. (NYSE:  BHR) (the “Company”) announced today that it has priced its underwritten public offering of 1,600,000 shares of 8.25% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) at $25.00 per share.  Dividends on the Series D Preferred Stock will accrue at a rate of 8.25% per annum on the liquidation preference of $25.00 per share.  Settlement of the offering is expected to occur on or about November 20, 2018.  The underwriters have been granted a 30-day option to purchase an additional 240,000 shares as part of this offering.

The Company intends to use the net proceeds from this offering to finance the acquisition of the 170-room Ritz-Carlton Lake Tahoe in Truckee, California (the “Ritz-Carlton Acquisition”).  In the event the Ritz-Carlton Acquisition does not close, the Company intends to use the net proceeds from this offering for general corporate purposes, which may include but are not limited to: repayment of debt or other maturing obligations, financing future hotel related investments, capital expenditures and working capital.

Morgan Stanley & Co. LLC, UBS Securities LLC and Citigroup Global Markets Inc. acted as joint book-running managers for the offering.  B. Riley FBR, Inc., Robert W. Baird & Co. Incorporated, D.A. Davidson & Co., Deutsche Bank Securities Inc. and Janney Montgomery Scott LLC acted as co-managers for the offering.

The Series D Preferred Stock will be issued and sold pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission and a prospectus supplement.  Copies of the prospectus supplement and the accompanying prospectus for the offering may be obtained on the website of the Securities and Exchange Commission at www.sec.gov, or by contacting:  Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, toll-free at 1-866-718-1640 or email: prospectus@morganstanley.com; UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, toll-free at 1-888-827-7275; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, toll-free at 1-800-831-9146 or email: prospectus@citi.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Series D Preferred Stock, nor shall there be any offer or sale of the Series D Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  The Series D Preferred Stock may be offered only by means of the prospectus supplement and accompanying prospectus.

Braemar Hotels & Resorts Inc. is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements in this press release include, among others, statements about the use of proceeds from the offering. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  timing of closing of the Ritz-Carlton Acquisition and satisfaction of conditions to closing, general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.